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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549






                                    FORM 8-K



                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 or 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 28, 2001


                      FIRST COMMUNITY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


             Texas                         0-32609               76-0676739
 (State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
  incorporation or organization)                             Identification No.)


          14200 Gulf Freeway
            Houston, Texas                               77034
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (281) 996-1000

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Item 5. Other Events

Issuance of Preferred Securities of First Community Capital Trust II

     In November 2001, the Company formed First Community Capital Trust II, a wholly-owned Delaware statutory business trust ("Trust II"), and on November 28, 2001, Trust II issued 5,000 Floating Rate Capital Securities (the "Capital Securities") with an aggregate liquidation value of $5,000,000 to a third party. Trust II invested the proceeds in an equivalent amount of the Company's Floating Rate Junior Subordinated Debt Securities due 2031 (the "Debentures"). The Debentures will mature on December 8, 2031, which date may be shortened to a date not earlier than December 8, 2006 if certain conditions are met, including the prior approval of the Federal Reserve and any other required regulatory approvals. The Debentures, which are the only assets of Trust II, are subordinate and junior in right of payment to all present and future senior indebtedness (as defined in the Indenture dated November 28, 2001) of the Company. The Debentures accrue interest at a floating rate equal to the six-month LIBOR plus 3.75%, payable semi-annually on June 8 and December 8 of each year; provided that the rate may not exceed 11.0% through December 8, 2006. The semi-annual distributions on the Capital Securities are paid at the same rate that interest is paid on the Debentures.

     The Company has fully and unconditionally guaranteed Trust II's obligations under the Capital Securities. Trust II must redeem the Capital Securities when the Debentures are paid at maturity or upon any earlier prepayment of the Debentures. The Debentures may be prepaid if certain events occur, including a change in the tax status or regulatory capital treatment of the Capital Securities or a change in existing laws that requires Trust II to register as an investment company. Under the provisions of the Debentures, the Company has the right to defer payment of interest on the Debentures at any time, or from time to time, for up to ten consecutive semi-annual periods. If interest payments on the Debentures are deferred, the distributions on the Capital Securities will also be deferred.

     For financial reporting purposes, Trust II is treated as a subsidiary of the Company and consolidated in the corporate financial statements. The Capital Securities are treated as Tier 1 capital by the Board of Governors of the Federal Reserve System. The treatment of the Capital Securities as Tier 1 capital, in addition to the ability to deduct the expense of the Debentures for federal income tax purposes, provided the Company with a cost-effective method of raising capital. The Company received net proceeds of $4.8 million, which will be used for the general corporate purposes of the Company and its subsidiary, First Community Bank, N.A., including supporting continued expansion activities in the Houston metropolitan area through the establishment and/or acquisition of additional branch offices and possible corporate acquisitions.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

        Exhibit
        Number              Description of Exhibit
        -------             ----------------------
          4.1 Indenture, dated as of November 28, 2001, between First Community Capital Corporation, as issuer, and Wilmington Trust Company, as Trustee, with respect to the Junior Subordinated Debt Securities of First Community Capital Corporation.

                                       2

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          4.2       Form of Floating Rate Junior Subordinated Debt Security
                    (included as Exhibit A to the Indenture filed as Exhibit 4.1 to this Form 8-K).

          4.3 Amended and Restated Declaration of Trust of First Community Capital Trust II dated as of November 28, 2001.

          4.4 Guarantee Agreement dated as of November 28, 2001 by and between First Community Capital Corporation, as guarantor, and Wilmington Trust Company, as trustee.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    FIRST COMMUNITY CAPITAL CORPORATION


Dated: February 5, 2002             By: /s/ Nigel J. Harrison
                                        --------------------------------------
                                        Nigel J. Harrison
                                        President and Chief Executive Officer


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                                 EXHIBIT INDEX

        Exhibit
        Number                  Description
        ------                  -----------
          4.1 Indenture, dated as of November 28, 2001, between First Community Capital Corporation, as issuer, and Wilmington Trust Company, as Trustee, with respect to the Junior Subordinated Debt Securities of First Community Capital Corporation.

          4.2 Form of Floating Rate Junior Subordinated Debt Security (included as Exhibit A to the Indenture filed as Exhibit 4.1 to this Form 8-K).

          4.3 Amended and Restated Declaration of Trust of First Community Capital Trust II dated as of November 28, 2001.

          4.4 Guarantee Agreement dated as of November 28, 2001 by and between First Community Capital Corporation, as guarantor, and Wilmington Trust Company, as trustee.